NEWS RELEASE
February 22, 2024

KAMAN REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth Quarter 2023 Highlights:
•Net sales: $203.1 million
•Operating income: $12.0 million
•Net earnings: $2.0 million
•Adjusted EBITDA*: $25.6 million; Adjusted EBITDA margin*: 12.6%
•Diluted earnings per share: $0.07 per share, $0.12 per share adjusted*

Full Year 2023 Highlights:
•Net sales: $775.9 million
•Operating income: $49.1 million
•Net earnings: $7.9 million
•Adjusted EBITDA*: $106.7 million; Adjusted EBITDA margin*: 13.7%
•Diluted earnings per share: $0.28 per share, $0.49 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$203,123	$183,031	$197,143	$775,854	$687,961
Net earnings (loss)	1,995	1,466	(55,942)	7,947	(48,573)
Adjusted EBITDA*	25,617	25,232	29,721	106,675	77,241
Adjusted EBITDA margin*	12.6%	13.8%	15.1%	13.7%	11.2%
Diluted earnings (loss) per share	$0.07	$0.05	$(1.99)	$0.28	$(1.73)
Adjusted diluted earnings per share*	$0.12	$0.10	$0.38	$0.49	$1.04
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share from continuing operations. See tables 5-11 for reconciliations to the most comparable GAAP measure.
(1) Information for the period ended December 31, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $1.0 million and $2.3 million, in the three-month and twelve-month fiscal periods ended December 31, 2022, respectively. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.

BLOOMFIELD, Conn. (February 22, 2024) - Kaman Corp. (NYSE:KAMN) ("Kaman" or "the Company") today reported financial results for the fourth fiscal quarter and full year ended December 31, 2023.

"Our Engineered Products segment achieved another strong quarter and we delivered full year results in line with our revised outlook," said Ian K. Walsh, Chairman, President and Chief Executive Officer. "Our results reflect our continued execution in reshaping our portfolio, optimizing cost structure and eliminating major sources of variation in performance as we remained disciplined in our approach to capital allocation and realized additional opportunities to reduce expense across the organization."

MERGER
As announced on January 19, 2024, we have entered into a merger agreement wherein Arcline Investment Management, L.P. ("Arcline") will acquire Kaman. Under the terms of the agreement, Arcline will purchase Kaman in an all-cash transaction for $46.00 per share, equating to an enterprise value of approximately $1.8 billion. The transaction is subject to customary closing conditions, including approval by Kaman shareholders and receipt of required regulatory approvals. The transaction is currently expected to close in the first half of 2024.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; and wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$132,394	$123,598	$113,972	$512,831	$377,241
Operating income	28,939	29,026	17,168	107,863	57,833
Adjusted EBITDA	38,308	38,428	30,698	147,514	91,353
Adjusted EBITDA margin	28.9%	31.1%	26.9%	28.8%	24.2%

Three months ended December 31, 2023 versus three months ended September 29, 2023 - Operating income and Adjusted EBITDA remained relatively flat and margin decreased 2.2 percentage points versus the third quarter of 2023. Results remained strong in the fourth quarter driven by higher sales and gross margin on our commercial bearings and aircraft wheels and brakes, partially offset by lower sales volume on our springs, seals and contacts used in medical applications.

Three months ended December 31, 2023 versus three months ended December 31, 2022 - Operating income increased $11.8 million, Adjusted EBITDA increased $7.6 million and margin increased 2.0 percentage points versus the fourth quarter of 2022. Results improved compared to the prior period driven by higher sales and gross margin on our commercial bearings, PMA aftermarket parts and aircraft wheels and brakes and the absence of the inventory step-up of $2.3 million recorded in the prior year associated with the Aircraft Wheel and Brake acquisition.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$36,019	$27,098	$49,925	$129,147	$185,023
Operating (loss) income	(536)	(3,241)	5,628	(4,532)	16,353
Adjusted EBITDA	355	(2,458)	6,413	(1,240)	20,016
Adjusted EBITDA margin	1.0%	(9.1)%	12.8%	(1.0)%	10.8%
(1)Information for the period ended December 31, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.

Three months ended December 31, 2023 versus three months ended September 29, 2023 - Operating loss decreased $2.7 million, Adjusted EBITDA increased $2.8 million and margin increased 10.1 percentage points versus the third quarter of 2023. Results improved compared to the third quarter, driven by higher JPF direct commercial sales and related margin, partially offset by cost growth on a legacy fuzing program and higher R&D spend on the KARGO UAV unmanned aerial system.

Three months ended December 31, 2023 versus three months ended December 31, 2022 - Operating income decreased $6.2 million, Adjusted EBITDA decreased $6.1 million and margin decreased 11.8 percentage points versus the fourth quarter of 2022. Results declined compared to the prior period, driven by cost growth on legacy fuzing and measuring programs and lower sales and related margin of JPF and K-MAX® exchanges.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 29, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$34,710	$32,335	$33,246	$133,876	$125,697
Operating loss	(5,400)	(3,020)	(2,502)	(9,169)	(4,623)
Adjusted EBITDA	(4,667)	(2,222)	(1,646)	(6,063)	(1,104)
Adjusted EBITDA margin	(13.4)%	(6.9)%	(5.0)%	(4.5)%	(0.9)%
(1)Information for the period ended December 31, 2022 has been revised from amounts reported in the prior year to correct errors related to the net realizable value on certain portions of the Company's inventory at a business in the Structures segment. Refer to the Company's Form
10-K for the year ended December 31, 2023 for further information.

Three months ended December 31, 2023 versus three months ended September 29, 2023 - Operating income and Adjusted EBITDA decreased by $2.4 million, and margin decreased 6.5 percentage points versus the third quarter of 2023. Results were impacted by lower gross profit due to changes in profit estimates for long term contracts and lower sales volumes on our programs with Rolls Royce.

Three months ended December 31, 2023 versus three months ended December 31, 2022 - Operating loss increased by $2.9 million, Adjusted EBITDA decreased by $3.0 million, and margin decreased 8.4 percentage points versus the fourth quarter of 2022. Results were impacted by lower gross profit due to changes in profit estimates for long term contracts and lower margin on our programs with Rolls Royce.

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

CONFERENCE CALL
Given the pending acquisition by Arcline, the Company is not conducting a conference call for the fourth quarter. In addition, the Company is not providing a financial outlook for fiscal year 2024.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 5. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$203,123	$132,394	$36,019	$34,710	$—

Net earnings	$1,995

Interest expense, net	10,648
Income tax expense	367
Non-service pension and post retirement benefit income	(310)
Other income, net	(716)
Operating income (loss)	$11,984	$28,939	$(536)	$(5,400)	$(11,019)
Depreciation and amortization	11,794	9,369	891	733	801
Restructuring and severance costs(1)	359	—	—	—	359
Integration and implementation costs(2)	482	—	—	—	482
Costs associated with corporate development activities(3)	947	—	—	—	947
Program assets impairment(4)	51	—	—	—	51
Other Adjustments	$13,633	$9,369	$891	$733	$2,640

Adjusted EBITDA	$25,617	$38,308	$355	$(4,667)	$(8,379)
Adjusted EBITDA margin	12.6%	28.9%	1.0%	(13.4)%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Costs associated with corporate development activities include one-time costs associated with the sale of Kaman Corporation and its subsidiaries.
(4) Program assets impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.5 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 6. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended September 29, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$183,031	$123,598	$27,098	$32,335	$—

Net earnings	$1,466

Interest expense, net	9,405
Income tax expense	462
Non-service pension and post retirement benefit income	(310)
Other expense, net	849
Operating income (loss)	$11,872	$29,026	$(3,241)	$(3,020)	$(10,893)
Depreciation and amortization	11,800	9,402	783	798	817
Restructuring and severance costs(1)	571	—	—	—	571
Integration and implementation costs(2)	572	—	—	—	572
Program assets impairment(3)	417	—	—	—	417
Other Adjustments	$13,360	$9,402	$783	$798	$2,377

Adjusted EBITDA	$25,232	$38,428	$(2,458)	$(2,222)	$(8,516)
Adjusted EBITDA margin	13.8%	31.1%	(9.1)%	(6.9)%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program assets impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $1.1 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$197,143	$113,972	$49,925	$33,246	$—

Net (loss) earnings	$(55,942)

Interest expense, net	8,786
Income tax expense (benefit)	(18,991)
Non-service pension and post retirement benefit income	(5,145)
Other income, net	(2,100)
Operating income (loss)	$(73,392)	$17,168	$5,628	$(2,502)	$(93,686)
Depreciation and amortization	13,675	11,231	785	856	803
Goodwill impairment	25,306	—	—	—	25,306
Program assets impairment	53,677	—	—	—	53,677
Restructuring and severance costs	6,989	—	—	—	6,989
Cost associated with corporate development activities	1,167	—	—	—	1,167
Inventory step-up associated with acquisition	2,299	2,299	—	—	—
Other Adjustments	$103,113	$13,530	$785	$856	$87,942

Adjusted EBITDA	$29,721	$30,698	$6,413	$(1,646)	$(5,744)
Adjusted EBITDA margin	15.1%	26.9%	12.8%	(5.0)%
(1)Information for the period ended December 31, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $86.0 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 8. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$775,854	$512,831	$129,147	$133,876	$—

Net earnings	$7,947

Interest expense, net	39,997
Income tax expense	2,738
Non-service pension and post retirement benefit income	(1,240)
Other income, net	(339)
Operating income (loss)	$49,103	$107,863	$(4,532)	$(9,169)	$(45,059)
Depreciation and amortization	50,038	40,408	3,292	3,106	3,232
Restructuring and severance costs(1)	3,392	—	—	—	3,392
Integration and implementation costs(2)	2,888	—	—	—	2,888
Costs associated with corporate development activities(3)	947	—	—	—	947
Program assets impairment(4)	1,064	—	—	—	1,064
Tax contingency reversal(5)	(757)	(757)	—	—	—
Other Adjustments	$57,572	$39,651	$3,292	$3,106	$11,523

Adjusted EBITDA	$106,675	$147,514	$(1,240)	$(6,063)	$(33,536)
Adjusted EBITDA margin	13.7%	28.8%	(1.0)%	(4.5)%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Costs associated with corporate development activities include one-time costs associated with the sale of Kaman Corporation and its subsidiaries.
(4) Program assets impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
(5) Following an evaluation of a wide range of factors, including legislative activity and administrative practices, the Company deemed a reserve was no longer needed for a certain tax contingency.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $5.0 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 9. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$687,961	$377,241	$185,023	$125,697	$—

Net earnings	$(48,573)

Interest expense, net	16,874
Income tax (benefit) expense	(17,360)
Non-service pension and post retirement benefit income	(20,574)
Other income, net	315
Operating (loss) income	$(69,318)	$57,833	$16,353	$(4,623)	$(138,881)
Depreciation and amortization	40,712	30,461	3,663	3,519	3,069
Goodwill impairment	25,306	—	—	—	25,306
Program assets impairment	53,677	—	—	—	53,677
Restructuring and severance costs	9,842	—	—	—	9,842
Cost associated with corporate development activities	14,420	—	—	—	14,420
Inventory step-up associated with acquisition	3,059	3,059	—	—	—
Gain on sale of business	(457)	—	—	—	(457)
Other Adjustments	$146,559	$33,520	$3,663	$3,519	$105,857

Adjusted EBITDA	$77,241	$91,353	$20,016	$(1,104)	$(33,024)
Adjusted EBITDA margin	11.2%	24.2%	10.8%	(0.9)%
(1)Information for the period December 31, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $88.5 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted earnings from continuing operations and adjusted diluted earnings per share are defined as GAAP "Earnings from continuing operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses adjusted earnings from continuing operations and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted earnings from continuing operations and adjusted diluted earnings per share:

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net (loss) earnings	$2,362	$1,995	$0.07	$(74,933)	$(55,942)	$(1.99)

Adjustments:
Goodwill impairment	—	—	—	25,306	18,874	0.67
Program assets impairment	51	40	—	53,677	40,034	1.43
Restructuring and severance costs	359	284	0.01	6,989	5,213	0.18
Integration and implementation costs	482	381	0.01	—	—	—
Costs associated with corporate development activities	947	748	0.03	1,167	870	0.03
Inventory step-up associated with acquisition	—	—	—	2,299	1,715	0.06
Adjustments	$1,839	$1,453	$0.05	$89,438	$66,706	$2.37

Adjusted net earnings	$4,201	$3,448	$0.12	$14,505	$10,764	$0.38

Diluted weighted average shares outstanding			28,403			28,051

				Three Months Ended September 29, 2023

				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$1,928	$1,466	$0.05

Adjustments:
Restructuring and severance costs				571	451	0.02
Integration and implementation costs				572	452	0.02
Program assets impairment				417	329	0.01
Adjustments				$1,560	$1,232	$0.05

Adjusted net earnings				$3,488	$2,698	$0.10

Diluted weighted average shares outstanding						28,350

Table 10 (cont). Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings (loss)	$10,685	$7,947	$0.28	$(65,933)	$(48,573)	$(1.73)

Adjustments:
Goodwill impairment	—	—	—	25,306	18,580	0.66
Program assets impairment	1,064	840	0.03	53,677	39,410	1.41
Restructuring and severance costs	3,392	2,680	0.09	9,842	7,226	0.25
Costs associated with corporate development activities	947	748	0.03	14,420	10,587	0.38
Inventory step-up associated with acquisition	—	—	—	3,059	2,246	0.08
Integration and implementation costs	2,888	2,282	0.08	—	—	—
Tax contingency reversal	(757)	(598)	(0.02)	—	—	—
(Gain) loss on sale of business	—	—	—	(457)	(336)	(0.01)
Adjustments	$7,534	$5,952	$0.21	$105,847	$77,713	$2.77

Adjusted net earnings	$18,219	$13,899	$0.49	$39,914	$29,140	$1.04

Diluted weighted average shares outstanding			28,343			28,011

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 11. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	March 31, 2023	June 30, 2023	September 29, 2023	December 31, 2023	December 31, 2023
Net cash provided by operating activities	$(5,453)	$24,259	$10,867	$43,042	$72,715
Expenditures for property, plant & equipment	(5,948)	(6,888)	(7,028)	(6,138)	(26,002)
Free cash flow	$(11,401)	$17,371	$3,839	$36,904	$46,713

FORWARD-LOOKING STATEMENTS
This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s shareholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Arcline or their respective directors and officers, including the effects of any outcomes related thereto; (vii) possible disruptions from the proposed transaction that could harm the Company’s or Arcline’s business, including current plans and operations; (viii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ix) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (x) changes in geopolitical conditions in countries where the Company does or intends to do business; (xi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (xii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (xiii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (xiv) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xv) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xvi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xvii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xix) the accuracy of current cost estimates associated with environmental remediation activities; (xx) the profitable integration of acquired businesses into the Company's operations; (xxi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xxii) changes in supplier sales or vendor incentive policies; (xxiii) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xxiv) the effects of price increases or decreases; (xxv) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xxvi) future levels of indebtedness and capital expenditures; (xxvii) compliance with our debt covenants; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxix) the effects of currency exchange rates and foreign competition on future operations; (xxx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxxi) future repurchases and/or issuances of common stock;(xxxii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxxiii) the ability to recruit and retain skilled employees; (xxxiv) the successful resolution of all pending and future investigations, litigation or claims relating to the manufacture or design of our products, including, without limitation, the K-MAX® helicopter; and (xxxv) other risks and uncertainties set forth herein and in our 2023 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:

Investor Relations
(860) 243-7100
InvestorRelations@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$203,123	$197,143	$775,854	$687,961
Cost of sales	136,400	133,437	504,646	467,445
Program inventory impairment	51	44,542	1,064	44,542
Gross profit	66,672	19,164	270,144	175,974
Selling, general and administrative expenses	43,145	38,467	170,910	166,447
Goodwill impairment	—	25,306	—	25,306
Program contract costs impairment	—	9,135	—	9,135
Research and development costs	5,582	5,287	20,704	19,552
Intangible asset amortization expense	5,572	7,307	25,509	15,331
Restructuring and severance costs	359	6,989	3,392	9,842
Gain on sale of business	—	—	—	(457)
Net loss on disposition of assets	30	65	526	136
Operating income (loss)	11,984	(73,392)	49,103	(69,318)
Interest expense, net	10,648	8,786	39,997	16,874
Non-service pension and post retirement benefit income	(310)	(5,145)	(1,240)	(20,574)
Other (income) expense, net	(716)	(2,100)	(339)	315
Earnings (loss) before income taxes	2,362	(74,933)	10,685	(65,933)
Income tax expense (benefit)	367	(18,991)	2,738	(17,360)
Net earnings (loss)	$1,995	$(55,942)	$7,947	$(48,573)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.07	$(1.99)	$0.28	$(1.73)
Diluted earnings (loss) per share	$0.07	$(1.99)	$0.28	$(1.73)
Average shares outstanding:
Basic	28,265	28,051	28,208	28,011
Diluted	28,403	28,051	28,343	28,011

(1) The condensed consolidated statement of operations for the three-month and twelve-month fiscal periods ended December 31, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $1.0 million and $2.3 million, respectively. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$35,183	$24,154
Accounts receivable, net	96,882	87,659
Contract assets	94,091	113,182
Inventories	207,607	172,383
Income tax refunds receivable	1,276	14,843
Other current assets	17,400	16,114
Total current assets	452,439	428,335
Property, plant and equipment, net of accumulated depreciation of $290,279 and $268,089, respectively	205,210	201,606
Operating right-of-use assets, net	7,774	7,391
Goodwill	383,997	379,854
Other intangible assets, net	347,424	372,331
Deferred income taxes	46,917	47,385
Other assets	54,894	51,207
Total assets	$1,498,655	$1,488,109
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$199,128	$—
Accounts payable – trade	51,862	48,277
Accrued salaries and wages	37,005	31,395
Contract liabilities, current portion	12,284	4,081
Operating lease liabilities, current portion	3,492	3,332
Income taxes payable	707	393
Other current liabilities	38,322	39,097
Total current liabilities	342,800	126,575
Long-term debt, excluding current portion, net of debt issuance costs	358,000	561,061
Deferred income taxes	8,082	6,079
Underfunded pension	42,268	52,309
Contract liabilities, noncurrent portion	19,787	20,515
Operating lease liabilities, noncurrent portion	4,646	4,534
Other long-term liabilities	31,305	36,280
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,954,296 and 30,640,068 shares issued, respectively	30,954	30,640
Additional paid-in capital	254,727	245,436
Retained earnings	670,607	685,234
Accumulated other comprehensive income (loss)	(141,584)	(158,421)
Less 2,663,532 and 2,607,841 shares of common stock, respectively, held in treasury, at cost	(122,937)	(122,133)
Total shareholders’ equity	691,767	680,756
Total liabilities and shareholders’ equity	$1,498,655	$1,488,109
(1) The condensed consolidated balance sheet at December 31, 2022 has been revised from amounts reported in the prior year to correct misstatements related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for inventory, income tax refunds receivable and retained earnings. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net earnings (loss)	$7,947	$(48,573)
Adjustments to reconcile earnings, net of tax to net cash provided by operating activities:
Depreciation and amortization	50,038	40,712
Amortization of debt issuance costs	3,654	2,750
Provision for doubtful accounts	1,998	1,301
Gain on sale of business	—	(457)
Net loss on disposition of assets	526	136
Goodwill impairment	—	25,306
Program inventory impairment	1,064	44,542
Program contract cost impairment	—	9,135
Net loss on derivative instruments	97	1,175
Stock compensation expense	7,681	7,821
Non-cash consideration received for blade exchange	(1,309)	(827)
Deferred income taxes	(1,123)	(19,054)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(10,749)	(8,387)
Contract assets	19,117	(707)
Inventories	(35,721)	(14,873)
Income tax refunds receivable	13,567	(772)
Operating right of use assets	(350)	3,551
Other assets	(469)	(2,262)
Accounts payable - trade	3,439	1,959
Contract liabilities	7,436	4,433
Operating lease liabilities	239	(3,707)
Other current liabilities	5,083	(2,860)
Income taxes payable	260	12
Pension liabilities	4,007	(17,745)
Other long-term liabilities	(3,717)	(1,640)
Net cash provided by operating activities	72,715	20,969
Cash flows from investing activities:
Proceeds from sale of business, net of cash on hand	—	1,200
Expenditures for property, plant & equipment	(26,002)	(23,689)
Acquisition of businesses, net of cash acquired	(1,487)	(441,340)
Investment in Near Earth Autonomy	—	(10,000)
Other, net	(1,627)	778
Net cash used in investing activities	(29,116)	(473,051)
Cash flows from financing activities:
Net (repayments) borrowings under revolving credit agreement	(5,000)	363,000
Purchase of treasury shares	(782)	(801)
Dividends paid	(22,522)	(22,363)
Debt issuance costs	(4,828)	(4,380)
Other, net	260	467
Net cash (used in) provided by financing activities	(32,872)	335,923
Net increase (decrease) in cash and cash equivalents	10,727	(116,159)
Effect of exchange rate changes on cash and cash equivalents	302	(487)
Cash and cash equivalents and restricted cash at beginning of period	24,154	140,800
Cash and cash equivalents and restricted cash at end of period	$35,183	$24,154
(1) The condensed consolidated statement of cash flows for the twelve-month fiscal period ended December 31, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for net earnings, inventory and income tax refunds receivable. Refer to the Company's Form 10-K for the year ended December 31, 2023 for further information.